As filed with the Securities and Exchange Commission on October 18, 2006
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Isdera, North America, Inc.
(Name of Small Business Issuer in its Charter)

New York	3711	11-2885989
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification No.)

50 Pine Drive
Cold Spring Harbor, New York 11724
(516) 971-3385
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ruediger Albrecht, President
50 Pine Drive
Cold Spring Harbor, New York 11724
(516) 971-3385
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
Michael S. Krome, Esq.
8 Teak Court
Lake Grove, New York 11755
Telephone No.: (631) 737-8381
Facsimile No.: (631) 737-8382

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee
		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock,(1)	4,284,400	$0.25	$1,071,100	$114.61
Par value $.0001
Per share

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and is subject to completion and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion dated October 18, 2006

ISDERA, NORTH AMERICA, INC.
4,284,400 shares of common stock

MARKET FOR THE SHARES
No market currently exists for our shares. The price reflected in this Prospectus of $0.25 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

Page

Prospectus Summary	3
The Offering	4
Use of Proceeds	4
Summary Financial Information	4
Risk Factors	5
Determination of Offering Price	9
Dividends	10
Management's Discussion and Analysis or Plan of Operation	10
Business of the Company	10
Off-Balance Sheet Arrangements	12
Inflation	12
Management	12
Executive Compensation	13
Description of Property	13
Employees	13
Litigation	13
Employment Agreements	13
Certain Relationships	13
Principal Stockholders	14
Offering by Selling Shareholders	15
Shares Eligible for Future Sale	16
Description of Securities	19
Plan of Distribution	17
Certain Provisions of the Certificate of Incorporation and Bylaws
With Respect to Directors and Officers
Regarding Indemnification	18
Where You Can Find More Information	19
Transfer Agent	19
Interest of Named Experts and Counsel	19
Legal Matters	20
Experts	20
Financial Statements	21

PROSPECTUS SUMMARY
This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our company and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.

ABOUT OUR COMPANY

How our company is organized
Isdera, North America, Inc., was incorporated in New York on October 19, 1987. On August 9, 2006, we amended our Certificate of Incorporation to increase the authorized capital to 50,000,000 shares of common stock, par value of $0.001 per share.

The business was discontinued in October, 1997, and the corporation remained dormant until August 9, 2006 (date of inception) at which time we raised capital through a private placement of common stock with the intention to start a similar business.

Where you can find us
Our corporate offices are located at 50 Pine Drive, Cold Spring Harbor, New York. Our telephone number is (516) 971-3385.

ABILITY OF COMPANY TO CONTINUE AS A GOING CONCERN
Isdera, North America, Inc. reported a net loss for the period from August 9, 2006 (inception) to August 31, 2006. The independent auditors’ report with respect to Isdera, North America, Inc. for the period from August 9, 2006 (inception) to August 31, 2006 financial statement stated that Isdera, North America, Inc. had a loss from operations, a working capital deficit and limited sources of additional liquidity, all of which raise substantial doubt about Isdera, North America, Inc.’s ability to continue as a going concern. The financial statement as of and for the period from August 9, 2006 (inception) to August 31, 2006, were prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. Management recognizes that the continuation of Isdera, North America, Inc. as a going concern is dependent upon the achievement of profitability, positive cash flow from operations and the generation of adequate funds to meet its ongoing obligations. Isdera, North America, Inc. may continue to seek additional liquidity through the issuance of Debt Instruments, private placement of additional shares of common stock or a combination of methods.. However, no assurance can be given that Isdera, North America, Inc. will be able to generate net income in the future. See “Management’s Discussion and Analysis and Results of Operations” and the financial statements and notes thereto presented elsewhere in this Prospectus.

THE OFFERING
Shares offered in this offering to be sold by Company	4,284,400 shares
Shares Outstanding as of October 18, 2006:	4,284,400 shares

USE OF PROCEEDS
ISDERA, NORTH AMERICA, INC. will not receive any proceeds from the sale of the shares by the Selling Shareholders.

Our Trading Symbol
The Common Stock of ISDERA, NORTH AMERICA, INC. does not have a trading symbol at this time.

As of October 18, 2006, there were approximately 35 shareholders of record for the Company’s common stock and options granted.

SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from the detailed financial statements appearing elsewhere in this prospectus. This information should be read in conjunction with those financial statements and related notes, and the “use of Proceeds” and “Plan of Operation” sections included in the prospectus.

August 31, 2006
Balance Sheet Data:
Cash and Cash equivalents	$1,950.00
Total assets	1,950.00
Total liabilities	1,950.00
Stockholders’ Deficit	- 0 -

Statement of Operations Data:

	From Inception on August 9, 2006 Through August 31, 2006

Revenues	$	- 0 -
Total cost and expenses		73,212
Net loss		73,212
Net loss per share		$721.120
Weighted average number of shares
Outstanding - basic and diluted		100

RISK FACTORS
An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Related to ISDERA, NORTH AMERICA, INC.:
We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.
We have, in our history, generated no revenues from operations, have incurred substantial expenses and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products and services and competition.

Our independent registered public accounting firm issued a report for the period from August 9, 2006 (inception) to August 31, 2006, that contained a “going concern” explanatory paragraph.
Our independent registered public accounting firm issued a report on their audit of our financial statements as of and for the period from August 9, 2006 (inception) to August 31, 2006. Our notes to the financial statements disclose that ISDERA, NORTH AMERICA, INC.’s cash flows have been absorbed in operating activities and have incurred net losses for the period from August 9, 2006 (inception) to August 31, 2006, and have a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The independent registered public accounting firm’s report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered public accounting firm's report and examine our financial statements.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.
Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place. Further we have no guarantee that we will be able to make any sales with customers. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on our key personnel for sales and marketing and if we lose those personnel, our business would fail.
Our future success depends, in significant part, upon the continued service of our management. Mr. Albrecht is the individual that has developed the many contacts and relationships that would enable the Company to conduct sales. The Company does not have any employees and only a part time president and chief financial officer. This individual presently is the only person who has the experience to market and sell the products for the Company. If this individual were no longer or willing to function in that capacity the Company would be negatively affected. We do not maintain key man life insurance covering him. Our future success also depends on our ability to try and attract and retain highly qualified sales and marketing personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number and caliber of such individuals. If we were unable to hire and retain personnel in key positions, our business could fail. As a result, we might incur substantially more expenses than income and might not have enough resources to fund growth that may be commercially viable.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.
Some of our competitors may be much larger companies than us and very well capitalized and very experienced in sales and marketing. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us in sales and marketing areas. We might not be able to maintain our ability to compete in this circumstance

We will need additional capital to allow us to expand our business plan to implement our sales and marketing plans and such financing may be unavailable or too costly.
Our ability to continue our sales and marketing strategies is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms, or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry. If we raise additional capital through debt offerings, it will have a significant impact on our cash flow.

Risks Related to Offering:
Management beneficially owns approximately 29.1% of our common stock and their interest could conflict with yours.
Our management though his wife, beneficially own approximately 29.1 % of our outstanding common stock. As a result, our management may be able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.

Our Management and Major Shareholders own approximately 99% of our issued and outstanding shares.
Our Management and Major Shareholders own approximately 99% of our issued and outstanding shares. As a result our Management and Major Shareholders can effectively determine the out come of any vote of shareholders. Your shares have virtually no say in any and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.

Our Principal Accounting/Financial Officer lacks meaningful accounting/financial experience.
Our Principal Accounting/Financial Officer, Ruediger Albrecht lacks any meaningful experience in accounting and in any meaningful experience in dealing with financial issues in a public company. The lack of meaningful experience can have a detrimental effect on the ability of the Company to complete or accurately report its financial status. This lack of meaningful experience can also result in accounting difficulties and possibly the inability of the Company to comply with reporting requirements in a timely fashion.

Future sales of common stock by our existing shareholders could adversely affect our stock price.
As of October 18, 2006, ISDERA, NORTH AMERICA, INC. has 4,284,400 issued and outstanding shares of Common Stock all of which are included on this registration statement. Sales of substantial amounts of Common Stock contained in the registration statement in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our Common Stock. This problem would be exacerbated if we continue to issue Common Stock in exchange for services.

We expect to issue additional stock in the future to finance our business plan and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.
As of October 18, 2006, there were 4,284,400 issued and outstanding shares of Common Stock. Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

We may not be able to obtain a trading market for your shares.
Trading in our Common Stock, if any, is intended to be conducted on the OTC Bulletin Board operated by the NASD, if and when, we obtain a listing. We will make an application to the NASD to list these shares on the Over the Counter Bulletin Board operated by the NASD. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be more difficult to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called “pink sheets”. Consequently, selling your Common Stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of ISDERA, NORTH AMERICA, INC. may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.
We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock

We may require additional funds to achieve our current business strategy, which we may not be able to obtain which would affect our ability to operate.
ISDERA, NORTH AMERICA, INC. is a relatively new business entity with limited capital resources. Its future plans may require significant capital, which may not be available on an as needed basis. If the Company’s capital is insufficient to reach and impact their targeted market, they may not be able to achieve the intended goals and objectives, or succeed in its industry.

Risks of leverage and debt service requirements may hamper our ability to operate and grow our revenues.
The Company's debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations. High leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with the Company's anticipated debt burden may be substantial and may create a significant drain on the Company's future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by the Company's lenders as well as the interest expense created by the Company's debt burden could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company's markets

No assurances that the Company will be successful in implementing its business plan and we may fail in our marketing efforts.
All investments will be available for use by the Company immediately upon payment and subscription by the investor and will not be available for refund to investors if the offering fails to raise sufficient funds to complete the business plan of the Company. Investors can have no assurances that the Company will be able to raise funds from other sources to complete its business plan.

Competition may have a material impact on our ability to sell our Products.
The Company faces substantial competition from a number of providers of similar services. Many of the Company's competitors, particularly those competitors who are large, have substantially greater financial marketing strategies and plans; have greater name recognition and customer allegiance than the Company. This may affect our ability to attract business and limit the opportunities to generate revenues.

Forward Looking Information
Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results. The words “expect” “anticipate” and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Reliance on Management.
The investors will have no rights to participate in the management decisions of the Company; the shareholder will only have such rights as other shareholders.

DETERMINATION OF OFFERING PRICE
Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus $0.25 was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:
1.	Our history and our prospects;
2.	The industry in which we operate;
3.	The status and development of our products and services;
4.	The previous experience of our executive officers; and
5.	The general condition of the securities markets at the time of this offering.
The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

DIVIDENDS
We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
The following is our plan of operation for the following 12 months, and should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

BUSINESS OF THE COMPANY - PRINCIPAL PRODUCTS AND SERVICES
ISDERA North America, Inc. was founded in 1987 by Rudy Albrecht as a marketing, sales and service company for high tech high-end automobiles. It was primarily established to market and sell the sports car products of ISDERA GMBH, Germany. The business was discontinued about October 6, 1997, and the corporation remained dormant until August 9, 2006. Prior to the business being discontinued, we attempted to and were unsuccessfully involved in the sale and marketing of automobiles manufactured by ISDERA. We have determined that we will attempt to market and sell many different high end automobiles and automobile related products and services for high end uses. Since the market for high end automobiles has, in our opinion, greatly expanded, with prices having greatly appreciated, we believe that we can be successful in marketing many different brands, products and services.

As an example of the types of high end automobiles we are going to market and sell, there is ISDERA.

ISDERA stands for Ingenieurbuero (engineering) for Styling, DEsign and RAcing. Eberhard Schulz, the owner and chief designer of ISDERA, Germany started out to build a race car. In 1968 he built the prototype race car with a tubular frame and carbon fiber chassis. Today this race care still wins vintage races throughout Europe. From 1971 to 78 he joined the famous Porsche Company as a development and design engineer, primarily responsible for the styling of new Porsches. During that time other prototypes were developed, which consisted mainly of building race ready motorbikes. After the work at Porsche, Eberhard Schulz started designing various types of cars with Mercedes Benz components. A new CW311 was in the works showing some similarities to the old Mercedes Benz C111 sports car.

In 1983, Schulz founded ISDERA GMBH, Germany. The CW311 was further developed. The tubular frame held the carbon fiber chassis with two huge gull wings for easy access to the interior. The power plant was a V8 cylinder tuned Mercedes Benz AMG engine placed in the middle of the automobile. A five-speed manual gearbox was placed behind the engine. Only the best parts and components available from the car manufacturers market were bought. The most reliable sub suppliers for Mercedes Benz and Porsche were hand picked.

The new sports car was born, the “ISDERA SPYDER”. This sports car was developed as a concept car without a roof. Again, a tubular frame held the chassis. A six cylinder tuned Mercedes Benz engine is placed in the middle of the sports car with a five-speed transmission. Only the best components available were used to build this automobile. This very extra special looking, open sports car turned eyes every time it was seen on the road. The ISDERA SPYDER was awarded the designer Price of the year 1984 by the state of Baden-Wuerttemberg. In 1985 the “Spyder” went into production.

In 1993 a new, more beautiful, more powerful, more futuristic looking car was born: the “ISDERA COMMENDATORE”. The proven tubular frame became a solid basis to hold the carbon fiber chassis. All components were selected from only the best suppliers and manufacturers. The four huge gull wings - two for the passengers and two for the engine compartment - give the sports car a transparent, very light and bright feeling. The aerodynamics of this car is superb and the styling is breath taking.

The rear spoiler will adjust automatically to the speed of the car and will lift up to its fullest at high speed. The large openings in the front, on the sides and in the rear will allow more than adequate cooling for the brakes and the engine. A V12 Mercedes Benz AMG 6.9 liter specially tuned power plant is centered in the middle of the sports car. A six speed manual transmission similar to the newest Porsche turbo sits behind the engine. An automatic system will lower the car at high speeds by seven centimeters. This automobile reminds us of endurance race cars designed especially for tracks like Daytona, Sebring and Le Mans.

Isdera North America, Inc. started advertising in well known car magazines like: the Robb Report, Du Pont Registry, Road & Track and many more. Some of these magazines wrote articles about the Isdera sports cars. These cars became well known in the high-end high tech automobile market. Some dealerships were established and two cars were made for the American Market. Isdera manufactured a total of 50 cars. The old models are now becoming collector’s items.

In December 2005, Keith Martin’s Sports Car Market, a high end showcase magazine listing high end automobiles for sale, listing auction and sales results, showed a sale of a 1999 ISDERA C112 coupe with a sale price of $4,800,000. While we were not involved in the sale, this is an example of the types of sales we are aiming for in our niche market.

Plans for the next twelve months

The promotional and demonstration expenses are estimated to be approximately $37,500 per year, as follows:

Advertising:	$10,000
Trade Shows	$10,000
Travel and Accommodation:	$5,000
Miscellaneous	$12,500

The Company does not expect it has enough cash resources and revenue to cover expenses for the foreseeable future. We have a commitment from Eastern Glow Investments, Ltd, that upon effectiveness of this Registration Statement, it will loan the Company up to a maximum of $50,000, at libor plus 2.5% for the marketing plan of the Company. However, without increased revenues or additional capital, it is extremely likely that our sales and marketing plan will not be able to be completed. This would significantly hamper out efforts to enter into the sales niche as and when we would like.

The source of additonal liquidity would come from sales. Internally, as we slowly increase sales, we would be able to increase the marketing operations. This would increase the short-term liquidity of the Company.

There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on the Company’s short-term or long-term liquidity, other than the inability to sell our products and services.

The company does not expect to significantly increase its employees in the next fiscal year.

OFF-BALANCE SHEET ARRANGEMENTS
We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION
The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MANAGEMENT
The directors and officers of the Company are listed below with information about their respective backgrounds. Each Director is elected to serve a one year term, until the next annual meeting of the shareholders or until their successor is elected (or appointed) and qualified.

Name	Age	Position
Ruediger Albrecht	61	President/CEO, CFO and Chairman

Ruediger Albrecht
Since 1987, Mr. Albrecht has held the office of President for ISDERA North America, Inc., representing ISDERA GmbH, Germany. As such Mr. Albrecht is responsible for all Sales and Services for the North American market. Mr. Albrecht has extensive general management and marketing experience in international trade, transportation, logistics, import/export and service industries and in providing direction and control for the logistics, transportation, marketing and administrative functions. Mr. Albrecht in his role as President has acted as coordinator between customers, representatives, agents and carriers, improving performance and enhancing growth and possesses general knowledge in manufacturing and designing high performance motorcars with a strong commitment in marketing and sales. Since 1987, Mr. Albrecht has also held the office of President of ASG International, Ltd. Transportation, Import-Export and worldwide, handling all marketing, sales, administrative and financial aspects, as well as system introduction of ABI (automatic release of imports by customs) to affiliated Co. Imexsys Inc., custom broker, international forwarder.

EXECUTIVE COMPENSATION
Upon completion and effectiveness of this offering, our Operating Officer will commence accruing an annual base salary of $25,000, plus reimbursement for documented out-of-pocket expenses. The annual salary will be paid only upon the Company having operating revenue.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each executive officer is elected annually by the Board of Directors to hold their respective office until the annual meeting of shareholders and until their successors is chosen and qualified.

DESCRIPTION OF PROPERTY
The Office of the Company is located in the United States residence of our Operating Officer. We use the space rent-free. The space is sufficient for the uses of the Company indefinably.

EMPLOYEES
The company has no full time employees, including its operating officer. No employees are covered by a collective bargaining or similar agreement. The Company has good employee relations.

LITIGATION
The Company is not engaged in any litigation, nor is any litigation pending or been threatened.

EMPLOYMENT AGREEMENTS
As of the date of this filing, we do not have any formal written employment agreements with any officer or director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has issued the following shares to affiliates of the Company; the transactions took place on August 10, 2006.

The Company issued to Wibeke Albrecht, wife of our Chairman/CEO, Ruediger Albrecht, a total of 1,249,900 shares of common stock in exchange for the loan from Ruediger Albrecht to the Company, valued at a conversion of $0.04 per share.

The Company entered into a Consulting Agreement with Kingsgate Development, Ltd, whereby Kingsgate agreed to assist the Company in becoming publicly traded, by utilizing its skills and by advancing a total of up to $90,000 on behalf of the Company. In exchange for its services, Kingsgate was issued 2,097,200 shares of commons stock for a value of $90,000 or $0.043 per share.

The Company entered into a Consulting Agreement with Eastern Glow Investments, Ltd, whereby Eastern Glow agreed to assist the Company in becoming publicly traded, by utilizing its skills on behalf of the Company as well as a commitment for a loan to the Company for up to a maximum of $50,000, at libor plus 2.5% for the marketing plan of the Company. In exchange for its services, Eastern Glow was issued 898,800 shares of commons stock for a value of $0.04 per share.

PRINCIPAL STOCKHOLDERS
The following table describes, as of October 18, 2006, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.

	Number of
	Shares Beneficially	Percentage of Shares Owned
Identity of Stockholder or Group	Owned (1)	after sale of Shares in Offering
Wiebke Albrecht (2)	1,250,000	29.1%
c/o the Company

Kingsgate Development, Ltd. (3)	2,097,200	49.0%
First Floor
17 The Esplanade
St Helier, Jersey JE2 3QA

Eastern Glow Investment, Ltd (4)	898,200	21.1%
PO Box 3152, RG Hodge Plaza,
Second Street, Wickhams Cay 1,
Road Town, Tortola, British Virgin Islands

______________________
All Officers and Directors as	1,250,000	29.1%
A Group (1 Persons)

*	Less than 5%
(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

(2)	Wiebke Albrecit is the wife of our Chairman/CEO Ruediger Albrecht.
(3)	Control person for Kingsgate Development, Ltd, is Michael Bettison.
(4)	Control person for Eastern Glow Investment, Ltd, is Chris Ash.

OFFERING BY SELLING SHAREHOLDERS
The following tables set forth certain information concerning each of the selling shareholders. The shares are being registered to permit the selling shareholders and their transferees or other successors in interest to offer the shares in compliance with Rule 415(a)(1)(ix), at a price of $0.25 per share until the shares are quoted on the Over the Counter Bulletin Board, if ever.

Selling shareholders are under no obligation to sell all or any portion of their shares. Particular selling shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling shareholders will sell all of their shares.

None of the Selling Shareholders are broker-dealers or affiliates of broker-dealers.

	Total number	Number of	% of Beneficial
	Of shares owned	shares included	Ownership at
Selling Shareholder	prior to offering	in offering	completion of Offering
Wiebke Albrecht (1)	1,250,000	1,250,000	29.1
Nils Albrecht	1,000	1,000	*
Vincent Papa	5,000	5,000	*
Kirsten Albrecht	1,000	1,000	*
Jesper Albrecht	1,000	1,000	*
Nele Albrecht	1,000	1,000	*
Mathilde Albrecht	1,000	1,000	*
Karen Papa	1,000	1,000	*
Jennifer Papa	1,000	1,000	*
Kristen Papa	1,000	1,000	*
Peter DiBernadi	1,000	1,000	*
Linda Frey	1,000	1,000	*
Nicole Frey	1,000	1,000	*
Jessica Frey	1,000	1,000	*
Lisa DiBernadi	1,000	1,000	*
Heike Lohmann	1,000	1,000	*
Joachim Lohmann	1,000	1,000	*
Aggi Oertwig	1,000	1,000	*
Eberhard Schulz	1,000	1,000	*
Elke Schulz	1,000	1,000	*
Olaf Schullz	1,000	1,000	*
Ulf Schulz	1,000	1,000	*
Marc Velthuis	1,000	1,000	*
Claudia Velthuis	1,000	1,000	*
Edla Bartels	1,000	1,000	*
Johann Schroeder	1,000	1,000	*
Terrence Whyte	1,000	1,000	*
Valerie Whyte	1,000	1,000	*
Ellen Moore	1,000	1,000	*
Willam Moore	1,000	1,000	*
Elizabeth Fiore	1,000	1,000	*
Joseph Fiore	1,000	1,000	*
William Moore	1,000	1,000	*
Camilla Granton	1,000	1,000	*
Vicky Migatz	1,000	1,000	*
Bruce Migatz	1,000	1,000	*
Kingsgate Development, Ltd. (2)	2,097,200	2,097,200	49.0
Eastern Glow Investment, Ltd (3)	898,200	898,200	21.0

Total Number of Shares	4,284,000

(*) Less than 1% of the issued and outstanding shares.
(1) Wiebke Albrecit is the wife of our Chairman/CEO Ruediger Albrecht.
(2) Control person for Kingsgate Development, Ltd, is Michael Bettison.

(3) Control person for Eastern Glow Investment, Ltd, is Chris Ash.

Changes in the Selling Shareholders will be provided by post-effective amendments filed with the Securities and Exchange Commission.

SHARES ELIGIBLE FOR FUTURE SALE
As of the date of this offering, Isdera, North America, Inc. has 4,284,400 issued and outstanding shares of Common Stock with an estimated book value of ($0.00) or ($0.00) per share. The shares held by the officers and directors and other entities holding more than 5% of the issued and outstanding shares of the Company will be subject to the volume selling requirements of Rule 144.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:
(i) One percent of the outstanding shares of Common Stock; or
(ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about Isdera, North America, Inc. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. Isdera, North America, Inc. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See “Risk Factors--Shares Eligible for Future Sale” and “Risk Factors--Possible Volatility of Stock Price.”

DESCRIPTION OF SECURITIES
The authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. As of October 18, 2006, there were 4,284,400 shares of Common Stock issued and outstanding. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock
Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

PLAN OF DISTRIBUTION
No market currently exists for our shares. The price reflected in this Prospectus of $0.25 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

The shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, prior to trading this price will be $3.00, after the shares are trading, if ever, it will be at market prices prevailing at the time of sale. After the shares are traded, if this happens, the distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
o	“at the market” to or through market makers or into an existing market for the common stock,
o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing, or by any other legally available means.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

At the time a particular offer is made by or on the behalf of the selling security holders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, re-allowed, or paid to dealers, and the proposed selling price to the public.

Isdera, North America, Inc. will not receive the proceeds of any shares to be sold.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS REGARDING INDEMIFICATION OF DIRECTORS AND OFFICERS REGARDING INDEMNIFICATION
The Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by New York law for any person whom the Company may indemnify thereunder, including directors, officers, employees and agents of the Company. In addition, the Certificate of Incorporation, as permitted under the New York Business Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by New York law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the “Acts”) as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION
Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock issued. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

TRANSFER AGENT
The Transfer Agent and Registrar for the common stock is Manhattan Stock Transfer Registrar Company, 1 West Street, Suite 3402, New York,  NY  10004, 212-425-2750,

INTEREST OF NAMED EXPERTS AND COUNSEL
None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Isdera, North America, Inc.

LEGAL MATTERS
The validity of the shares of common stock offered in this prospectus has been passed upon for us by Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.

EXPERTS
Our audited financial statements for the period from August 9, 2006 (inception) to August 31, 2006, have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of independent auditors, dated October 5, 2006, upon authority as experts in accounting and auditing. Aaron Stein, CPA’s report on the financial statements can be found at the end of this prospectus and in the registration statement.

ISDERA, NORTH AMERICA, INC.

FINANCIAL STATEMENTS

For the period from August 9, 2006 (inception) to August 31, 2006

ISDERA NORTH AMERICA, INC.

INDEX TO FINANCIAL STATEMENTS

Page

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM	F-2

FINANCIAL STATEMENTS

Balance Sheet as of August 31, 2006	F-3
Statement of Operations for the period from August 9, 2006
(Inception) to August 31, 2006	F-4
Statement of Stockholders’ Equity for the period from
August 9, 2006 (Inception) to August 31, 2006	F-5
Statement of Cash Flows for the period from August 9, 2006
(Inception) to August 31, 2006	F-6
Notes to Financial Statements	F-7-9

Aaron Stein
CERTIFIED PUBLIC ACCOUNT
981 ALLEN LANE
P.O. BOX 406
WOODMERE, NY 11598
516-569-0520

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’
ISDERA NORTH AMERICA, INC.

I have audited the accompanying balance sheet of ISDERA NORTH AMERICA, INC. (a development stage company) as of August 31, 2006 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 9, 2006 (Inception) to August 31, 2006. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ISDERA NORTH AMERICA, INC. as of August 9, 2006 and the results of its operations and its cash flows for the period from August 9, 2006 (Inception) to August 31, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and needs to obtain additional financing, which raise substantial doubt about its ability to continue as a going concern at August 31, 2006. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Aaron Stein CPA
Woodmere, New York
October 6, 2006

ISDERA NORTH AMERICA, INC.
(A Development Stage Company)
BALANCE SHEET

August 31,
2006
ASSETS

CURRENT ASSETS
Cash	$1,950

Total current assets	1,950

$1,950

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$-
Payment for shares to be issued	1,950

Total current liabilities	1,950

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value,
50,000,000 shares authorized,
100 shares issued and outstanding	-
Additional paid-in-capital	1,000
Common stock subscribed	181,408
Unearned stock compensation	(55,334)
Accumulated deficit	(127,074)

Total stockholders' deficit	-

$1,950

See notes to financial statements

F-3

ISDERA NORTH AMERICA, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

August 9, 2006
(Inception) to
August 31, 2006

REVENUE	$-

GENERAL AND ADMINISTRATIVE
Legal fees	50,000
Accounting fees	20,000
Consulting fees	3,212

73,212

NET LOSS	$(73,212)

EARNINGS PER SHARE

Basic and diluted	$(732.120)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING

Basic and diluted	100

See notes to financial statements

F-4

ISDERA NORTH AMERICA, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

						Accumulated
						Deficit
			Additional	Unearned	Common	During the
			Paid-In	Stock	Stock	Development
	Shares	Amount	Capital	Compensation	Subscribed	Stage	Total

Balance - August 9, 2006	100	$-	$1,000	$-	$-	$(53,862)	$(52,862)

Issuance of common stock
subscribed for services	-	-	-	(128,546)	128,546	-	-

Amortization of unearned
stock compensation	-	-	-	73,212	-	-	73,212

Issuance of common stock in
exchange for shareholder loan	-	-	-	-	52,862	-	52,862

Net loss - Period ended
August 31, 2006	-	-	-	-	-	(73,212)	(73,212)

Balance - August 31, 2006	100	$-	$1,000	$(55,334)	$181,408	$(127,074)	$-

See notes to financial statements

F-5

ISDERA NORTH AMERICA, INC.
STATEMENT OF CASH FLOWS

August 9, 2006
(Inception) to
August 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(73,212)
Adjustments to reconcile net loss to net
cash used by operating activities:

Common stock subscribed for services	181,408
Unearned stock compensation	(128,546)
Amortization of unearned stock compensation	73,212

Changes in assets and liabilities:
Decrease in shareholder loan	(52,862)
Increase in accounts payable
Increase in payment for shares not issued	1,950

Net cash provided by operating activites	1,950

-
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from stock subscription

Net cash provided by financing activities	-

NET INCREASE IN CASH	1,950

CASH AND CASH EQUIVALENTS, Beginning	-

CASH AND CASH EQUIVALENTS, End	$1,950

SUPPLEMENTAL DISCLOSURES OF CASH PAYMENTS

Interest	$-

Taxes	$-

See notes to financial statements

F-6

ISDERA NORTH AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — General, Organization, Business and Significant Accounting Policies

Organization

ISDERA NORTH AMERICA, INC. was incorporated in New York on October 20, 1987 and adopted June 30 as the fiscal year end.

Business

The company was originally founded in 1987 as a marketing, sales and service company for high tech high end automobiles and products produced by ISDERA GMBH, of Germany. Through advertising and articles written about the automobiles and products produced by ISDERA GMBH several of these sports cars have made it to the American market with the older models now becoming collector’s items.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that we will continue as a going concern. We have no operating history nor any revenue or earnings from operations. Our continued existence is dependent upon our ability to obtain additional debt financing and equity capital until such time as we become profitable from operations. Our lack of financial resources and liquidity raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

The business was discontinued in October 1997 and the corporation remained dormant until August 9, 2006 (date of inception) at which time we raised capital through a private placement of common stock (see note 2) with the intention to start a similar business.

Significant Accounting Policies

Use of Estimates in Financial Statements — Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

ISDERA NORTH AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — General, Organization, Business and Significant Accounting Policies (continued)

Cash — For purposes of these statements, we consider all highly liquid investments with original maturities of three months or less and which are not subject to withdrawal restrictions or penalties, as cash and equivalents in the accompanying balance sheet.

New Pronouncements— In July 2002, the Public Company Accounting Reform and Investor Protection Act of 2002 (the Sarbanes-Oxley Act) was enacted. Section 404 stipulates that public companies must take responsibility for maintaining an effective system of internal control. The Act requires public companies to report on the effectiveness of their control over financial reporting and obtain an attest report from their independent registered public accountant about management’s report. Small business filers are not required to comply with section 404 of the Act until the fiscal year ending March 31, 2007.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29.” SFAS No. 153 amends Accounting Principles Board (“APB”) Opinion 29 concerning the accounting for exchanges of similar productive assets. Such transactions should be accounted for at fair value, the basic principle for nonmonetary transaction, unless the exchange lacks commercial substance. The effective date for SFAS No. 153 is for nonmonetary asset exchanges taking place in fiscal years beginning after December 16, 2004. The Company has adopted SFAS No. 153 and does not expect it to have a significant impact on the Company’s .financial statements.

The Company complies with SFAS No. 123R, “Share-Based Payment,” issued in December 2004. SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25 (“APB No. 25”). Among other items, SFAS No. 123R eliminates the use of APB No. 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the fair value of those awards as of the vested date in the financial statements. The effective date of SFAS No. 123R for the Company is the first quarter of 2006.

NOTE 2 — Stockholders’ Equity

Authorized Stock

We were authorized to issue 100 shares of no par value stock. Subsequently, on August 9, 2006 we filed a Certificate of Amendment to our Certificate of Incorporation changing the aggregate number of shares we are authorized to issue to fifty million (50,000,000) shares with a par value of $0.001 per share.

ISDERA NORTH AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — Stockholders’ Equity, (continued)

Private Placement

On August 10, 2006 through August 25, 2006 we offered for sale through a private placement shares of our stock at $1.05 per share. We have sold 39,000 shares for $1,950.

Consulting Agreements

On August 1, 2006 we entered into a consulting agreement with a BVI Corporation to provide consulting services in regard to identifying, evaluating, structuring, negotiating and closing strategic alliances and business acquisitions to further our company. The agreement is for one year from August 1, 2006 and terminates on July 30, 2007. As compensation the Consultant will receive 898,200 shares of common stock of our Company to be included in a Registration Statement with the Securities and Exchange Commission. The fee is recorded as Unearned Stock Compensation as an increase to Stockholders’ Deficit and was based upon the fair value of the stock. The fee is being amortized into expense over the term of the agreement.

On August 1, 2006 we entered into a second consulting agreement with another BVI Corporation to provide consulting services to assist our Company with the preparation of a Private Placement Memorandum and the filing of Form SB-2 or similar registration statement with the Securities and Exchange Commission. The agreement is for one year from August 1, 2006 and terminates on July 31, 2007. The expenses of the aforementioned registration up to $90,000 will be borne by the Consultant. As compensation the Consultant will receive 2,097,200 shares of common stock of our Company to be included in a Registration Statement with the Securities and Exchange Commission. The fee is recorded as Unearned Stock Compensation as an increase to Stockholders’ Deficit and was based upon the fair value of the stock. The fee is being amortized into expense based upon the incurrence of the specified expenses stated in the agreement.

Shareholders’ Loan

On August 9, 2006 a shareholder contributed a loan payable of $52,862 to equity in exchange for 1,249.900 Shares of stock to be issued. The amount is included in common stock subscribed.

ISDERA NORTH AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — Earnings Per Common Share

Earnings per share (“EPS”) has been calculated in accordance with SFAS No. 128, which requires the presentation of both basic net income per share and net income per common share assuming dilution. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of shares outstanding for the year. Diluted earnings per share reflects the potential dilution that could occur upon the exercise of common stock options resulting in the issuance of common stock to stockholders who would then share in the earnings of the Company. SFAS No. 128 precludes the inclusion of any potential common shares in the computation of any diluted per-share amounts when a loss from continuing operations exists

NOTE 4 - Provision for Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.

NOTE 5 - Reliance on Officers

The Company does not have any employees and only a part time president and chief financial officer. This individual presently is the only person who has the experience to market and sell the products for the Company. If this individual were no longer or willing to function in that capacity the Company would be negatively affected.

ISDERA, NORTH AMERICA, INC.

4,284,400 Shares
Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2006, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees and Agents.
The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by New York law. New York law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The New York General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The New York General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's by-laws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Florida law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
Commission registration fee	$114.61
Legal fees and expenses (1)	$50,000.00
Accounting fees and expenses (1)	$20,000.00
Miscellaneous (1)	$5,000.00
Total (1)	$80,114.61

(1) Estimated.

Item 26. Recent Sales of Unregistered Securities.
We have issued shares for services or other reasons as indicated as follows:

For the period August 10, 2006 through August 25, 2006, Isdera, North America, Inc. sold, pursuant to a private placement, 39,000 shares of common stock at $0.05 per share for a total of 1,950, pursuant to the private placement as follows:

A chart of the shares issued pursuant to the above transaction follows:

	Number of Shares	Percentage of
Identity of Stockholder or Group	beneficially owned (1)	Shares Owned
Nils Albrecht	1,000	*
Vincent Papa	5,000	*
Kirsten Albrecht	1,000	*
Jesper Albrecht	1,000	*
Nele Albrecht	1,000	*
Mathilde Albrecht	1,000	*
Karen Papa	1,000	*
Jennifer Papa	1,000	*
Kristen Papa	1,000	*
Peter DiBernadi	1,000	*
Linda Frey	1,000	*
Nicole Frey	1,000	*
Jessica Frey	1,000	*
Lisa DiBernadi	1,000	*
Heike Lohmann	1,000	*
Joachim Lohmann	1,000	*
Aggi Oertwig	1,000	*
Eberhard Schulz	1,000	*
Elke Schulz	1,000	*
Olaf Schullz	1,000	*
Ulf Schulz	1,000	*
Marc Velthuis	1,000	*
Claudia Velthuis	1,000	*
Edla Bartels	1,000	*
Johann Schroeder	1,000	*
Terrence Whyte	1,000	*
Valerie Whyte	1,000	*
Ellen Moore	1,000	*
William Moore	1,000	*
Elizabeth Fiore	1,000	*
Joseph Fiore	1,000	*
William Moore	1,000	*
Camilla Granton	1,000	*
Vicky Migatz	1,000	*
Bruce Migatz	1,000	*

Total Number of Shares	39,000

(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

With respect to the private placements, ISDERA, NORTH AMERICA, INC. relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding “accredited investors”), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale and (vi) each of the parties is a sophisticated purchaser and had full access to the information on ISDERA, NORTH AMERICA, INC. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

Item 27. Exhibits and Financial Statement Schedules.
(a)	Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description of Exhibit
3.1 (1)	Certificate of Incorporation of ISDERA, NORTH AMERICA, INC.
3.2 (1)	Amendment to Certificate of Incorporation of ISDERA NORTH AMERICA, INC.
3.3 (1)	By-laws of ISDERA, NORTH AMERICA, INC.
5.1 (1)	Opinion of Michael S. Krome, Esq.
23.1 (1)	Consent of Aaron Stein, CPA, Independent Auditor
23.2 (1)	Consent of Michael S. Krome, Esq. (included in Exhibit 5.1)
99.1 (1)	Consulting Agreement between Isdera North America Inc. and Kingsgate Development, Ltd.
99.2 (1)	Consulting Agreement between Isdera North America Inc. and Eastern Glow Investment, Ltd.

(1)	Filed herewith

Item 28. Undertakings.

(A)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and
(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	Undertaking Required by Regulation S-B, Item 512(e).
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the Town of Cold Spring Harbor, State of New York, on October 18, 2006.

ISDERA, NORTH AMERICA, INC.

By: /s/
Ruediger Albrecht,
President and Principal Accounting/Financial Officer and Director

POWER OF ATTORNEY

The undersigned directors and officers of ISDERA, NORTH AMERICA, INC., hereby constitute and appoint Ruediger Albrecht, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/	President Principal	October 18, 2006
Ruediger Albrecht	Accounting/Financial Officer and Director

/s/	Executive Vice President	October 18, 2006
Ruediger Albrecht	Director